EXHIBIT 5.1

MORRIS, MANNING & MARTIN, LLP

1600 Atlanta Financial Center

3343 Peachtree Road, N.E.

Atlanta, Georgia 30326

(404) 233-7000

August 15, 2006

Internet Commerce Corporation

6025 The Corners Parkway, Suite 100

Norcross, Georgia  30092

Re:                               Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to Internet Commerce Corporation, a Delaware corporation (“ICC”), in connection with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 2, 2006 (as may be further amended or supplemented, the “Registration Statement”) for the purpose of registering for resale under the Securities Act of 1933, as amended (the “Act”), 686,324 shares of ICC’s class A common stock (the “Shares”) issued in connection with ICC’s acquisition of Enable Corp. on May 9, 2006.

In rendering this opinion, we have examined such documents, corporate records, and other instruments as we have deemed relevant, necessary and advisable as the basis for the opinion set forth herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of ICC and documents, records and instruments furnished to us by ICC, without independent check or verification of their accuracy.

Based upon and subject to the foregoing, we are of the opinion that Shares have been validly issued and are fully paid and non-assessable.

The opinions set forth herein are limited to the laws of the State of Delaware and applicable federal laws.

We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus, which is part of the Registration Statement.

Very truly yours,

MORRIS MANNING & MARTIN, LLP

/s/ Morris Manning & Martin, LLP